UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                  May 25, 2006

                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                     0-13801                 95-2888568
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                           18191 Von Karman, Suite 450
                            Irvine, California 92612
                    (Address of Principal Executive Offices)

                                 (949) 255-2600
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 25, 2006, the Company's Board of Directors approved an amendment and restatement of its Director Compensation Program. Under such amendment and restatement, which is to be effective upon the election of directors at the Company's 2006 Annual Meeting of Shareholders, all non-employee directors shall receive a retainer of $30,000 per year plus a fee of $2,000 per meeting of the Board attended. Directors who serve on a committee of the Board shall receive a fee of $1,000 per committee meeting attended. In addition to the cash remuneration above, each newly elected and re-elected nonemployee director shall receive 5,000 options to purchase Common Stock of the Company upon each annual election date. The options shall be priced at the fair market value of the Company's Common Stock on the date of grant, vest in four equal annual installments from the date of grant (subject to the Vesting Event set forth below), and expire seven years from the date of grant. Such options shall become fully vested at the at the conclusion of such director's term of service if the director is not re-elected to the Board except where such failure to re-elect the director is the result of (i) a voluntary withdrawal from Board service by such director or (ii) prior removal from the Board for cause under Section 304 of the California Corporations Code (the "Vesting Event").

Directors of the Company who are also employees of the Company continue to not be compensated for their services as directors or committee members.

The changes to the Director Compensation Program implemented by the Board consist of the following:

      o reduction from 20,000 options per year for re-elected nonemployee directors (and 24,000 options for newly elected nonemployee directors) to 5,000 options per year for both directors that have been re-elected and those newly elected;

      o elimination of the $1,000 fee for members traveling cross country to attend a Board meeting;

      o increase in the annual director retainer from $24,000 per year to $30,000 per year;

      o extended the vesting period from three months to four years and added the Vesting Event described above.

Share amounts set forth herein have been adjusted to reflect a stock split effective for shareholders of record as of March 3, 2006.

Item 9.01 Financial Statements and Exhibits

      (d)   Exhibits.

            Number   Description
            ------   -----------

            10.1     Director Compensation Program effective as of May 25, 2006.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2006

                                    QUALITY SYSTEMS, INC.


                                    By: /s/ Paul Holt
                                        ----------------------------------
                                        Paul Holt
                                        Chief Financial Officer

                         EXHIBITS FILED WITH THIS REPORT

Number     Description
------     -----------

10.1       Director Compensation Program effective as of May 25, 2006.


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